UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2014
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MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

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Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 422-6562
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2014, the Board of Directors of MB Financial, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed C. Bryan Daniels and Jennifer W. Steans as directors of the Company, to be effective upon completion of the pending merger (the “Merger”) of Taylor Capital Group, Inc. (“Taylor Capital”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of July 14, 2013 and amended by the amendment thereto dated as of June 30, 2014 (the “Merger Agreement”), by and between the Company and Taylor Capital. The appointments of Mr. Daniels and Ms. Steans, who currently serve as directors of Taylor Capital, were contemplated by and made in accordance with the Merger Agreement. The Board committees to which Mr. Daniels and Ms. Steans will be appointed have not yet been determined.

Upon becoming directors of the Company, Mr. Daniels and Ms. Steans will be entitled to the same compensation arrangement as is provided to the other non-employee directors of the Company. A description of this arrangement is contained under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2014 and is incorporated herein by reference.

As previously reported in the Company’s Current Report on Form 8-K filed on July 1, 2014 (the “July 1, 2014 Form 8-K”), effective June 30, 2014, the Company entered into a letter agreement (the “Escrow Letter Agreement”) with certain principal stockholders of Taylor Capital (the “Principal Stockholders”) pursuant to which the Principal Stockholders have agreed to be responsible for repayment of 60% of the restitution payments made by Taylor Capital’s subsidiary bank, Cole Taylor Bank, or the Company’s subsidiary bank, MB Financial Bank, N.A. (“MB Financial Bank”), as successor to Cole Taylor Bank, under the Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act and the Illinois Banking Act, As Amended (the “Consent Order”) entered into by Cole Taylor Bank with the Board of Governors of the Federal Reserve System and the State of Illinois Department of Financial and Professional Regulation, Division of Banking, for a specified period of time calculated on an after-tax basis if the Company realizes a tax benefit therefrom. As described in the July 1, 2014 Form 8-K, the restitution payments are subject to a maximum of the lesser of: (i) $30,000,000; or (ii) the total amount of such restitution that relates to fees collected by the third party named in the Consent Order, with which Cole Taylor Bank previously had a deposit program relationship, from affected account holders between May 4, 2012 and June 30, 2014.

Included among the Principal Stockholders are: (i) Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (collectively, the “Prairie Entities”), with which Mr. Daniels is affiliated as a managing member of the sole general partner of each of the Prairie Entities; and (ii) Ms. Steans and certain members of her extended family and various trusts and other entities affiliated therewith (collectively, the “Steans Family Members”). Mr. Daniels, the Steans Family Members, Mitchell Feiger, the Company’s President and Chief Executive Officer, and James N. Hallene, a director of the Company, have direct or indirect ownership interests in the Prairie Entities as follows:

•	Mr. Daniels: 2.0% ownership interest in Prairie Capital IV, L.P. and 2.62% ownership interest in Prairie Capital IV QP, L.P.;

•	Steans Family Members: 18.05% ownership interest in Prairie Capital IV, L.P. and 2.725% ownership interest in Prairie Capital IV QP, L.P.;

•	Mr. Feiger: no ownership interest in Prairie Capital IV, L.P. and 0.50% ownership interest in Prairie Capital IV QP, L.P.; and

•	Mr. Hallene: no ownership interest in Prairie Capital IV, L.P. and 0.25% ownership interest in Prairie Capital IV QP, L.P.

Prairie Capital IV, L.P., Prairie Capital IV QP, L.P. and the Steans Family Members are obligated to contribute approximately 7.77%, 7.77% and 48.72%, respectively, toward the total repayment responsibility of the Principal Stockholders under the Escrow Letter Agreement. The Escrow Letter Agreement provides that, during the four-year period after the closing of the Merger, the payment obligation of the Principal Stockholders will be secured by their deposit into escrow of cash or, with respect to the Prairie Entities, a letter of credit.  The Principal Stockholders, other than the Prairie Entities, will remain obligated for an additional four years on an unsecured basis.  The Prairie Entities will remain obligated on an unsecured basis for an additional three years.

If, for any reason, MB Financial Bank recovers all or any portion of a restitution payment for which it received a disbursement from the escrowed funds, or a separate payment from the Principal Stockholders pursuant to the Escrow Letter Agreement, MB Financial Bank will distribute to the Principal Stockholders, on a pro rata basis, 60% of MB Financial Bank’s net after-tax recovery, including reasonable third party expenses incurred by MB Financial Bank relating to the recovery.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: July 29, 2014	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer

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